UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Coastal Financial Corporation

(Exact name of registrant as specified in its charter)

Washington	56-2392007
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5415 Evergreen Way, Everett, Washington	98203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-225715.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

The description of the common stock, no par value per share (the “Common Stock”), of Coastal Financial Corporation (the “Registrant”) set forth under the caption “Description of Capital Stock” in the prospectus that forms a part of the Registration Statement on Form S-1, File No. 333-225715, initially filed publicly by the Registrant with the Securities and Exchange Commission on June 19, 2018, as subsequently amended from time to time thereafter, is incorporated herein by reference. The description of the Common Stock set forth under the caption “Description of Capital Stock” in any prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2.	Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COASTAL FINANCIAL CORPORATION (Registrant)

Date: July 16, 2018	By:	/s/ Eric M. Sprink
Eric M. Sprink
President and Chief Executive Officer